NEWS FOR IMMEDIATE RELEASE

October 20, 2015                                                                       For Further Information Contact:

Todd F. Clossin
President and Chief Executive Officer
or
Robert H. Young
Executive Vice President and Chief Financial Officer

(304) 234-9000
NASDAQ Symbol: WSBC
Website: www.wesbanco.com

WesBanco Announces Third Quarter 2015 Net Income

(Wheeling, WV)… Todd F. Clossin, President and Chief Executive Officer of WesBanco, Inc. (NASDAQ Global Market: WSBC), a Wheeling, West Virginia based multi-state bank holding company, today announced net income and related earnings per share for the three and nine months ended September 30, 2015.  Net income for the three months ended September 30, 2015 was $22.2 million, while diluted earnings per share were $0.58, compared to $18.2 million or $0.62 per diluted share for the third quarter of 2014.  Net income for the first nine months of 2015 was $57.8 million or $1.55 per diluted share compared to $53.5 million or $1.82 per diluted share for the same period of 2014.  For the nine month period ending September 30, 2015, net income excluding after-tax merger-related expenses of $7.2 million, increased 21.5% to $64.9 million (non-GAAP measure) compared to $53.5 million for the same period in 2014, while diluted earnings per share, excluding after-tax merger-related expenses, totaled $1.75 (non-GAAP measure), compared to $1.82 per share for the same 2014 period.

	For the Three Months Ended September 30,				For the Nine Months Ended September 30,
	2015		2014		2015		2014
(unaudited, dollars in thousands, except per share amounts)	Net Income	Diluted Earnings Per Share	Net Income	Diluted Earnings Per Share	Net Income	Diluted Earnings Per Share	Net Income	Diluted Earnings Per Share
Net income (Non-GAAP)(1)	$ 22,368	$ 0.58	$ 18,166	$ 0.62	$ 64,931	$ 1.75	$ 53,462	$ 1.82
Less: After tax merger-related expenses	(120)	-	-	-	(7,171)	(0.20)	-	-
Net income (GAAP)	$ 22,248	$ 0.58	$ 18,166	$ 0.62	$ 57,760	$ 1.55	$ 53,462	$ 1.82
(1) Non-GAAP net income excludes after-tax merger related expenses. Non-GAAP measures are defined on page 11 under "Non-GAAP Financial Measures."

WesBanco’s results for the three and nine months ended September 30, 2015 included ESB Financial Corporation’s (“ESB”) results from February 10, 2015, the date of consummation of the merger.  ESB was a Pennsylvania thrift holding company, headquartered just to the northwest of Pittsburgh, PA, with approximately $2.0 billion in assets and 23 offices in southwestern PA including three in the Pittsburgh Metropolitan Statistical Area (“MSA”).

Mr. Clossin commented, “The third quarter reflects continued growth in loans and non-interest income against the headwind of net interest margin pressure.  Growth, efficiency and disciplined expense control contributed to the financial results.  Net income excluding after-tax merger-related expenses of $0.1 million increased 23.1% from the third quarter of last year.  Return on average assets is at 1.05% for the second consecutive quarter. Our efficiency ratio continues to stand in the mid 50’s. Annualized loan growth was 5.3% from December 31, 2014, exclusive of ESB, as total originations increased.  Most credit quality metrics improved in the third quarter, despite an increase in net charge-offs, as non-performing, criticized and classified loans all decreased as a percentage of loans.  Major components of non-interest income are also improving as service charges on deposits, electronic banking fees, securities brokerage revenue and gains on sale of mortgage loans all increased from the third quarter of last year and from the second quarter of 2015.”

Financial Condition

Total assets at September 30, 2015 increased 34.6% or $2.2 billion compared to September 30, 2014, with approximately $2.0 billion from the acquisition of ESB and $0.2 billion from organic growth exclusive of ESB.  Portfolio loans increased $918.9 million, with $701.0 million from the acquisition and $217.9 million from loan growth exclusive of ESB.  Organic loan growth from December 31, 2014, annualized, was 5.3%, primarily achieved through $1.3 billion in loan originations for the first nine months of 2015 compared to $1.0 billion last year. Loan growth occurred in all major loan categories, with approximately 30.0% of the growth in commercial and industrial loans.  Loan growth was driven by increased business activity, additional commercial and residential lending personnel in our urban markets, focused marketing efforts and continued improvement in loan origination processes. Deposits increased $1.1 billion compared to September 30, 2014, primarily due to the acquisition.  Non-interest bearing deposits, excluding $128.0 million from the acquisition, were up 12.1% over the last year. Excluding certificates of deposit, deposits increased $221.9 million or 5.9% from September 30, 2014, and also at an annualized rate of 7.9% for the first nine months of 2015, with deposits from Marcellus and Utica shale gas customers contributing to the increase.  Certificates of deposit, excluding $645.1 million from ESB, decreased $372.5 million from September 30, 2014 due to lower rate offerings for maturing CDs and customer preferences for other deposit types.

WesBanco continues to maintain strong regulatory capital ratios after the ESB acquisition and implementation of the new BASEL III capital standards.  At September 30, 2015, Tier I leverage was 9.39%, Tier I Risk-Based capital was 13.69%, and Total Risk-Based capital was 14.48%, all improved since the second quarter of this year.  Both consolidated and bank-level regulatory capital ratios are well above the applicable, revised “well-capitalized” standards promulgated by bank regulators, as well as the recently finalized BASEL III capital standards.  As required by BASEL III, a new ratio for 2015, Common Equity Tier 1 capital ratio (CET 1), was 11.93% for the third quarter of 2015, significantly above the requirement of 4.5%. Total tangible equity to tangible assets (non-GAAP measure) was 7.87% at September 30, 2015, decreasing from 7.91% at September 30, 2014, but nearly unchanged from pre-acquisition year-end’s 7.88% and improved over both of the first two quarters of 2015. Strong earnings and increased total capital have enabled WesBanco to increase the quarterly dividend rate, currently at $0.23 per share, eight times over the last five years, cumulatively representing a 64% increase.  The most recent increase was $0.01 per share in the first quarter of 2015.

Credit Quality

The provision for credit losses was $1.8 million in the third quarter of 2015 compared to $1.5 million in the same quarter of 2014.  Year-to-date, the provision was $5.8 million compared to $4.5 million for 2014. Net charge-offs for the first nine months of 2015 were $8.6 million or 0.24% of average portfolio loans compared to $6.9 million for the same period of 2014, also representing 0.24% of average portfolio loans.  The increase in charge-offs was primarily due to two non-energy industry-related commercial credits placed on nonaccrual and charged-down by $2.5 million. However, other credit metrics continue to improve overall.

Non-performing loans, including TDRs, as well as criticized and classified loans, improved as a percentage of total portfolio loans from their pre-acquisition levels in the fourth and third quarter of 2014. Total non-performing loans were 1.08% of total loans at September 30, 2015, decreasing from 1.22% of total loans at September 30, 2014. Criticized and classified loans were 1.65% of total loans, improving from 2.17% of total loans a year ago.  Past due loans at September 30, 2015 were 0.37% of total loans, increasing slightly from 0.35% at September 30, 2014.

The allowance for loan losses represented 0.84% of total portfolio loans at September 30, 2015.  If the acquired ESB loans (which were recorded at fair value at the date of acquisition) were excluded from the ratio, the allowance would approximate 0.98% of the adjusted loan total as compared to 1.12% at the end of the third quarter of 2014.

Net Interest Income

Net interest income increased $12.0 million or 24.7% in the third quarter of 2015 compared to the third quarter of 2014 due to a 33.3% increase in average earning assets, primarily through the acquisition, and through a 6.3% increase in average loan balances, exclusive of ESB, partially offset by a 22 basis point decrease in the net interest margin.  Year-to-date, net interest income increased $32.1 million or 22.3%.

The net interest margin decreased to 3.36% in the third quarter compared to 3.58% in the same quarter of 2014. The decrease in the net interest margin is primarily due to a 41 basis point decline in the average rate earned on securities due to lower yields on ESB’s retained securities portfolio and other purchased securities, while rates on loans decreased by 15 basis points due to repricing of existing loans and competitive pricing on new loans.  The lower rates were due to the low interest rate environment and were somewhat mitigated by a reduction in funding costs of 9 basis points.  In addition, the aforementioned loan growth improves asset yields as the average rate on loans is higher than the average rate on securities. Funding costs continued to decrease in 2015 as a result of a 31 basis point decrease in the average rate on CDs as higher-rate CDs matured. Overall, average deposits increased by 21.9% in the third quarter of 2015 compared to the same quarter of 2014 with a decrease in total rate of 10 basis points on interest bearing deposits.  To replace funding from runoff of higher cost CDs, increased average FHLB borrowings of intermediate terms in the first nine months of 2015 resulted in an increase in the third quarter cost of FHLB borrowings by 11 basis points compared to the third quarter of 2014.  The decline in the net interest margin is also due to asset and liability mix shifts post-ESB, with a greater percentage of lower-yielding investment securities and a greater percentage of CDs versus lower-cost deposit types. Compared to the second quarter of 2015, margin compression resulted primarily due to repricing of existing loans and competitive pricing on new loans. Year-to-date the net interest margin decreased to 3.44% from 3.62% in the same period of 2014, as a result of changes to individual balances and rates similar to the third quarter.

Non-Interest Income

For the third quarter of 2015, non-interest income increased $1.5 million or 9.2% compared to the third quarter of 2014. Service charges on deposits increased $0.3 million or 6.1% from the addition of ESB and an overall higher fee schedule.  Electronic banking fees increased $0.6 million or 17.8% from increases in transaction volume.  Net security brokerage revenue increased by $0.3 million or 17.3% through the addition of support and sales staff in several regions. Net gains on sales of mortgage loans increased $0.2 million or 41.6% from increases in originations and a larger percentage of originations being sold into the secondary market. Net losses on other assets improved by $1.1 million due to a $1.4 million charge in the third quarter of 2014 relating to the prepayment of a repurchase agreement with another bank.  These increases were partially offset by a decrease in net securities gains of $0.5 million and lower other service fee income, primarily swap fees.  For the first nine months of 2015, non-interest income increased by $2.5 million or 4.8%, reflecting similar trends as in the third quarter, while trust fees increased $0.7 million or 4.4% for the year-to-date period from higher fees and customer development initiatives.

Non-Interest Expense

In the third quarter of 2015, net revenue growth of 20.7% outpaced non-interest expense growth of 19.2%, excluding merger-related expenses of $0.2 million, compared to the third quarter of 2014.  As a result, the efficiency ratio (net of merger-related expenses) improved in the current quarter to 57.6% from 58.5% in the third quarter of 2014. Overall non-interest expense increased $7.7 million in the third quarter, principally from the acquisition which increased assets by $2.0 billion and added 23 offices to our branch network, and $0.2 million of merger-related expenses. Salaries and wages increased $2.5 million or 14.4%, due to an increase in average full-time equivalent employees from the merger, increased stock compensation costs and routine annual adjustments to compensation, partially offset by increased deferrals of compensation costs on new loan originations. Employee benefits expense increased $1.0 million or 19.3%, primarily from increased pension, health insurance, social security contributions and other benefit plan costs.  Net occupancy increased $0.6 million principally due to increased building-related costs including utilities, lease expense, and depreciation. Equipment costs increased $0.9 million related to continuous improvements in computer system infrastructure, and origination and customer support systems.  Amortization of intangible assets increased $0.3 million from additional ESB intangible assets, primarily related to core deposits.  Year-to-date through September 30, 2015, non-interest expense for the combined company increased by $16.3 million or 13.7%, excluding merger-related expenses, compared to the first nine months of 2014, reflecting factors similar to the three month period.

Financial Results Conference Call

WesBanco will also host a conference call to discuss the Company's financial results for the third quarter of 2015 on Wednesday, October 21, 2015 at 1:00 p.m. E.D.T.  Callers wishing to participate should access the call by dialing 1-888-347-6607 or 1-412-902-4290 for international callers.  The call may also be listened to live via Webcast through the "Investor Relations" section of the Company's Web site or by registering at https://www.webcaster4.com/Webcast/Page/905/10946. Access to the Webcast will begin approximately 15 minutes prior to the start of the call.

WesBanco is a multi-state bank holding company with total assets of approximately $8.5 billion, operating through 141 branch locations and 129 ATMs in West Virginia, Ohio, and Pennsylvania.  WesBanco’s banking subsidiary is WesBanco Bank, Inc., headquartered in Wheeling, West Virginia. WesBanco also operates an insurance brokerage company, WesBanco Insurance Services, Inc., and a full service broker/dealer, WesBanco Securities, Inc.

Forward-looking Statements:
Forward-looking statements in this report relating to WesBanco’s plans, strategies, objectives, expectations, intentions and adequacy of resources, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  The information contained in this report should be read in conjunction with WesBanco’s Form 10-K for the year ended December 31, 2014 and documents subsequently filed by WesBanco with the Securities and Exchange Commission (“SEC”), including WesBanco’s Form 10-Q for the quarters ended March 31 and June 30, 2015, which are available at the SEC’s website, www.sec.gov or at WesBanco’s website, www.wesbanco.com.  Investors are cautioned that forward-looking statements, which are not historical fact, involve risks and uncertainties, including those detailed in WesBanco’s most recent Annual Report on Form 10-K filed with the SEC under “Risk Factors” in Part I, Item 1A.  Such statements are subject to important factors that could cause actual results to differ materially from those contemplated by such statements, including, without limitation, the effects of changing regional and national economic conditions; changes in interest rates, spreads on earning assets and interest-bearing liabilities, and associated interest rate sensitivity; sources of liquidity available to WesBanco and its related subsidiary operations; potential future credit losses and the credit risk of commercial, real estate, and consumer loan customers and their borrowing activities; actions of the Federal Reserve Board, the Federal Deposit Insurance Corporation, the SEC, the Financial Institution Regulatory Authority, the Municipal Securities Rulemaking Board, the Securities Investors Protection Corporation, and other regulatory bodies; potential legislative and federal and state regulatory actions and reform, including, without limitation, the impact of the implementation of the Dodd-Frank Act; adverse decisions of federal and state courts; fraud, scams and schemes of third parties; internet hacking; competitive conditions in the financial services industry; rapidly changing technology affecting financial services; marketability of debt instruments and corresponding impact on fair value adjustments; and/or other external developments materially impacting WesBanco’s operational and financial performance.  WesBanco does not assume any duty to update forward-looking statements.

WESBANCO, INC.
Consolidated Selected Financial Highlights						Page 4
(unaudited, dollars in thousands, except shares and per share amounts)

	For the Three Months Ended			For the Nine Months Ended
STATEMENT OF INCOME	September 30,			September 30,
Interest and dividend income	2015	2014	% Change	2015	2014	% Change
Loans, including fees	$ 51,876	$ 43,399	19.5	$ 151,913	$ 128,691	18.0
Interest and dividends on securities:
Taxable	10,251	7,375	39.0	28,792	22,051	30.6
Tax-exempt	4,535	3,413	32.9	12,120	10,234	18.4
Total interest and dividends on securities	14,786	10,788	37.1	40,912	32,285	26.7
Other interest income	273	116	135.3	1,227	829	48.0
Total interest and dividend income	66,935	54,303	23.3	194,052	161,805	19.9
Interest expense
Interest bearing demand deposits	517	399	29.6	1,425	1,168	22.0
Money market deposits	485	487	(0.4)	1,430	1,394	2.6
Savings deposits	165	135	22.2	475	398	19.3
Certificates of deposit	2,662	3,254	(18.2)	8,403	10,305	(18.5)
Total interest expense on deposits	3,829	4,275	(10.4)	11,733	13,265	(11.5)
Federal Home Loan Bank borrowings	1,650	264	525.0	3,157	650	385.7
Other short-term borrowings	89	348	(74.4)	254	1,255	(79.8)
Junior subordinated debt owed to unconsolidated subsidiary trusts	758	805	(5.8)	2,541	2,392	6.2
Total interest expense	6,326	5,692	11.1	17,685	17,562	0.7
Net interest income	60,609	48,611	24.7	176,367	144,243	22.3
Provision for credit losses	1,798	1,478	21.7	5,768	4,526	27.4
Net interest income after provision for credit losses	58,811	47,133	24.8	170,599	139,717	22.1
Non-interest income
Trust fees	5,127	5,096	0.6	16,656	15,954	4.4
Service charges on deposits	4,425	4,170	6.1	12,342	12,107	1.9
Electronic banking fees	3,849	3,268	17.8	10,670	9,549	11.7
Net securities brokerage revenue	1,996	1,701	17.3	5,897	5,533	6.6
Bank-owned life insurance	1,021	882	15.8	3,264	3,577	(8.8)
Net gains on sales of mortgage loans	779	550	41.6	1,459	1,178	23.9
Net securities gains	47	581	(91.9)	69	756	(90.9)
Net (loss) / gain on other real estate owned and other assets	(18)	(1,167)	98.5	167	(1,218)	113.7
Other income	960	1,573	(39.0)	3,916	4,508	(13.1)
Total non-interest income	18,186	16,654	9.2	54,440	51,944	4.8
Non-interest expense
Salaries and wages	19,832	17,331	14.4	57,468	50,700	13.3
Employee benefits	6,028	5,051	19.3	20,151	16,289	23.7
Net occupancy	3,533	2,916	21.2	10,298	9,265	11.1
Equipment	3,731	2,837	31.5	9,689	8,534	13.5
Marketing	1,514	1,276	18.7	4,221	3,992	5.7
FDIC insurance	1,064	786	35.4	3,014	2,543	18.5
Amortization of intangible assets	815	477	70.9	2,325	1,454	59.9
Restructuring and merger-related expense	185	-	100.0	11,033	-	100.0
Other operating expenses	10,279	8,589	19.7	28,830	26,884	7.2
Total non-interest expense	46,981	39,263	19.7	147,029	119,661	22.9
Income before provision for income taxes	30,016	24,524	22.4	78,010	72,000	8.3
Provision for income taxes	7,768	6,358	22.2	20,250	18,538	9.2
Net Income	$ 22,248	$ 18,166	22.5	$ 57,760	$ 53,462	8.0

Taxable equivalent net interest income	$ 63,051	$ 50,449	25.0	$ 182,893	$ 149,754	22.1

Per common share data
Net income per common share - basic	$ 0.58	$ 0.62	(6.5)	$ 1.55	$ 1.83	(15.3)
Net income per common share - diluted	0.58	0.62	(6.5)	1.55	1.82	(14.8)
Dividends declared	0.23	0.22	4.5	0.69	0.66	4.5
Book value (period end)				28.97	26.94	7.5
Tangible book value (period end) (1)				16.27	16.10	1.1
Average common shares outstanding - basic	38,523,593	29,280,648	31.6	37,144,783	29,235,364	27.1
Average common shares outstanding - diluted	38,556,995	29,360,880	31.3	37,204,114	29,316,914	26.9
Period end common shares outstanding	38,517,542	29,283,675	31.5	38,517,542	29,283,675	31.5

(1) See non-GAAP financial measures for additional information relating to the calculation of this item.

WESBANCO, INC.
Consolidated Selected Financial Highlights						Page 5
(unaudited, dollars in thousands)

Selected ratios
	For the Nine Months Ended
	September 30,
	2015	2014	% Change

Return on average assets	0.97%	1.15%	(15.65)%
Return on average equity	7.44	9.24	(19.48)
Return on average tangible equity (1)	12.97	15.97	(18.79)
Yield on earning assets (2)	3.78	4.04	(6.44)
Cost of interest bearing liabilities	0.42	0.53	(20.75)
Net interest spread (2)	3.36	3.51	(4.27)
Net interest margin (2)	3.44	3.62	(4.97)
Efficiency (1) (2)	57.30	59.33	(3.42)
Average loans to average deposits	77.85	76.15	2.23
Annualized net loan charge-offs/average loans	0.24	0.24	-
Effective income tax rate	25.96	25.75	0.82

	For the Quarter Ended
	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,
	2015	2015	2015	2014	2014

Return on average assets	1.05%	1.05%	0.75%	1.04%	1.14%
Return on average equity	7.96	7.89	5.89	8.17	9.15
Return on average tangible equity (1)	14.58	13.67	10.62	13.77	15.59
Yield on earning assets (2)	3.70	3.76	3.93	3.96	3.98
Cost of interest bearing liabilities	0.42	0.41	0.43	0.47	0.51
Net interest spread (2)	3.28	3.35	3.50	3.49	3.47
Net interest margin (2)	3.36	3.44	3.59	3.60	3.58
Efficiency (1) (2)	57.60	56.11	58.24	60.37	58.51
Average loans to average deposits	78.75	76.52	77.98	79.07	77.52
Annualized net loan charge-offs/average loans	0.30	0.25	0.16	0.23	0.22
Effective income tax rate	25.88	26.90	24.59	23.89	25.93
Trust assets, market value at period end	$ 3,650,043	$ 3,843,792	$ 3,852,165	$ 3,840,540	$ 3,783,774

(1) See non-GAAP financial measures for additional information relating to the calculation of this item.
(2) The yield on earning assets, net interest margin, net interest spread and efficiency ratios are presented on a fully taxable-equivalent (FTE) and annualized basis. The FTE basis adjusts for the tax benefit of income on certain tax-exempt loans and investments. WesBanco believes this measure to be the preferred industry measurement of net interest income and provides a relevant comparison between taxable and non-taxable amounts.

WESBANCO, INC.
Consolidated Selected Financial Highlights					Page 6
(unaudited, dollars in thousands, except shares)					% Change
Balance sheets	September 30,			Dec. 31,	December 31, 2014
Assets	2015	2014	% Change	2014	to September 30, 2015
Cash and due from banks	$ 90,831	$ 73,715	23.2	$ 85,597	6.1
Due from banks - interest bearing	2,144	2,704	(20.7)	8,405	(74.5)
Securities:
Available-for-sale, at fair value	1,559,718	959,553	62.5	917,424	70.0
Held-to-maturity (fair values of $983,997; $617,332 and $619,617, respectively)	957,352	594,860	60.9	593,670	61.3
Total securities	2,517,070	1,554,413	61.9	1,511,094	66.6
Loans held for sale	10,765	6,260	72.0	5,865	83.5
Portfolio loans:
Commercial real estate	2,183,338	1,973,336	10.6	1,945,460	12.2
Commercial and industrial	725,730	603,245	20.3	638,410	13.7
Residential real estate	1,243,630	909,531	36.7	928,770	33.9
Home equity	403,387	313,711	28.6	330,031	22.2
Consumer	394,557	231,881	70.2	244,095	61.6
Total portfolio loans, net of unearned income	4,950,642	4,031,704	22.8	4,086,766	21.1
Allowance for loan losses	(41,624)	(45,029)	7.6	(44,654)	6.8
Net portfolio loans	4,909,018	3,986,675	23.1	4,042,112	21.4
Premises and equipment, net	111,699	92,090	21.3	93,135	19.9
Accrued interest receivable	27,000	20,032	34.8	18,481	46.1
Goodwill and other intangible assets, net	492,725	319,973	54.0	319,506	54.2
Bank-owned life insurance	155,894	122,678	27.1	123,298	26.4
Other assets	135,284	99,954	35.3	89,072	51.9
Total Assets	$ 8,452,430	$ 6,278,494	34.6	$ 6,296,565	34.2

Liabilities
Deposits:
Non-interest bearing demand	$ 1,280,329	$ 1,027,636	24.6	$ 1,061,075	20.7
Interest bearing demand	1,206,837	897,827	34.4	885,037	36.4
Money market	1,011,420	993,211	1.8	954,957	5.9
Savings deposits	1,064,426	824,703	29.1	842,818	26.3
Certificates of deposit	1,630,890	1,358,308	20.1	1,305,096	25.0
Total deposits	6,193,902	5,101,685	21.4	5,048,983	22.7
Federal Home Loan Bank borrowings	893,117	123,374	623.9	223,126	300.3
Other short-term borrowings	84,587	117,637	(28.1)	80,690	4.8
Junior subordinated debt owed to unconsolidated subsidiary trusts	106,196	106,166	0.0	106,176	0.0
Total borrowings	1,083,900	347,177	212.2	409,992	164.4
Accrued interest payable	2,832	2,103	34.7	1,620	74.8
Other liabilities	56,054	38,745	44.7	47,780	17.3
Total Liabilities	7,336,688	5,489,710	33.6	5,508,375	33.2

Shareholders' Equity
Preferred stock, no par value; 1,000,000 shares authorized;
none outstanding	-	-	-	-	-
Common stock, $2.0833 par value; 100,000,000 and 50,000,000 shares authorized in 2015 and 2014, respectively; 38,546,042; 29,367,511 and 29,367,511 shares
issued, respectively; 38,517,542; 29,283,675 and 29,298,188 shares	80,304	61,182	31.3	61,182	31.3
outstanding, respectively
Capital surplus	515,783	244,358	111.1	244,661	110.8
Retained earnings	535,777	494,511	8.3	504,578	6.2
Treasury stock (28,500; 83,836 and 69,323 shares - at cost, respectively)	(890)	(2,601)	65.8	(2,151)	58.6
Accumulated other comprehensive loss	(14,446)	(7,423)	(94.6)	(18,825)	23.3
Deferred benefits for directors	(786)	(1,243)	36.8	(1,255)	37.4
Total Shareholders' Equity	1,115,742	788,784	41.5	788,190	41.6
Total Liabilities and Shareholders' Equity	$ 8,452,430	$ 6,278,494	34.6	$ 6,296,565	34.2

WESBANCO, INC.
Consolidated Selected Financial Highlights			Page 7
(unaudited, dollars in thousands, except shares)
Balance sheets	September 30,	June 30,
Assets	2015	2015	% Change
Cash and due from banks	$ 90,831	$ 88,336	2.8
Due from banks - interest bearing	2,144	20,402	(89.5)
Securities:
Available-for-sale, at fair value	1,559,718	1,594,658	(2.2)
Held-to-maturity (fair values of $983,997 and 864,226, respectively)	957,352	848,416	12.8
Total securities	2,517,070	2,443,074	3.0
Loans held for sale	10,765	11,160	(3.5)
Portfolio Loans:
Commercial real estate	2,183,338	2,194,113	(0.5)
Commercial and industrial	725,730	733,478	(1.1)
Residential real estate	1,243,630	1,241,470	0.2
Home equity	403,387	379,740	6.2
Consumer	394,557	384,844	2.5
Total portfolio loans, net of unearned income	4,950,642	4,933,645	0.3
Allowance for loan losses	(41,624)	(43,419)	(4.1)
Net portfolio loans	4,909,018	4,890,226	0.4
Premises and equipment, net	111,699	111,692	0.0
Accrued interest receivable	27,000	24,739	9.1
Goodwill and other intangible assets, net	492,725	492,997	(0.1)
Bank-owned life insurance	155,894	154,980	0.6
Other assets	135,284	137,813	(1.8)
Total Assets	$ 8,452,430	$ 8,375,419	0.9

Liabilities
Deposits:
Non-interest bearing demand	$ 1,280,329	$ 1,257,932	1.8
Interest bearing demand	1,206,837	1,156,949	4.3
Money market	1,011,420	989,888	2.2
Savings deposits	1,064,426	1,075,711	(1.0)
Certificates of deposit	1,630,890	1,778,565	(8.3)
Total deposits	6,193,902	6,259,045	(1.0)
Federal Home Loan Bank borrowings	893,117	781,332	14.3
Other short-term borrowings	84,587	73,868	14.5
Junior subordinated debt owed to unconsolidated subsidiary trusts	106,196	106,196	0.0
Total borrowings	1,083,900	961,396	12.7
Accrued interest payable	2,832	2,542	11.4
Other liabilities	56,054	57,783	(3.0)
Total liabilities	7,336,688	7,280,766	0.8

Shareholders' Equity
Preferred stock, no par value; 1,000,000 shares authorized;
none outstanding	-	-	0.0
Common stock, $2.0833 par value; 100,000,000 shares authorized;
38,546,042 and 38,546,042 shares issued, respectively;
38,517,542 and 38,519,170 shares outstanding, respectively	80,304	80,304	(0.0)
Capital surplus	515,783	516,990	(0.2)
Retained earnings	535,777	522,388	2.6
Treasury stock ( 28,500 and 26,872 shares - at cost)	(890)	(867)	(2.7)
Accumulated other comprehensive income (loss)	(14,446)	(21,702)	33.4
Deferred benefits for directors	(786)	(2,460)	68.0
Total Shareholders' Equity	1,115,742	1,094,653	1.9
Total Liabilities and Shareholders' Equity	$ 8,452,430	$ 8,375,419	0.9

WESBANCO, INC.
Consolidated Selected Financial Highlights								Page 8
(unaudited, dollars in thousands)
Average balance sheet and
net interest margin analysis	For the Three Months Ended September 30,				For the Nine Months Ended September 30,
	2015		2014		2015		2014
	Average	Average	Average	Average	Average	Average	Average	Average
Assets	Balance	Rate	Balance	Rate	Balance	Rate	Balance	Rate
Due from banks - interest bearing	$ 10,448	0.19%	$ 20,064	0.24%	$ 16,754	0.17%	$ 31,668	0.23%
Loans, net of unearned income (1)	4,933,840	4.17	3,983,285	4.32	4,789,807	4.24	3,919,006	4.39
Securities: (2)
Taxable	1,854,679	2.21	1,175,750	2.51	1,719,438	2.23	1,164,693	2.52
Tax-exempt (3)	628,475	4.44	405,338	5.18	542,700	4.58	403,970	5.20
Total securities	2,483,154	2.78	1,581,088	3.19	2,262,138	2.80	1,568,663	3.21
Other earning assets (4)	34,712	3.09	15,337	2.73	24,953	6.43	12,600	8.20
Total earning assets (3)	7,462,154	3.70%	5,599,774	3.98%	7,093,652	3.78%	5,531,937	4.04%
Other assets	937,706		709,003		906,112		706,815
Total Assets	$ 8,399,860		$ 6,308,777		$ 7,999,764		$ 6,238,752

Liabilities and Shareholders' Equity
Interest bearing demand deposits	$ 1,193,502	0.17%	$ 894,386	0.18%	$ 1,127,608	0.17%	$ 895,687	0.17%
Money market accounts	1,007,674	0.19	989,935	0.20	1,006,046	0.19	970,189	0.19
Savings deposits	1,070,179	0.06	826,048	0.06	1,035,882	0.06	819,863	0.06
Certificates of deposit	1,708,206	0.62	1,391,740	0.93	1,732,117	0.65	1,446,443	0.95
Total interest bearing deposits	4,979,561	0.31	4,102,109	0.41	4,901,653	0.32	4,132,182	0.43
Federal Home Loan Bank borrowings	754,194	0.87	138,175	0.76	493,788	0.85	66,421	1.31
Other borrowings	103,461	0.34	95,915	1.44	105,573	0.32	105,046	1.60
Junior subordinated debt	106,196	2.83	106,161	3.01	118,085	2.88	106,151	3.01
Total interest bearing liabilities	5,943,412	0.42%	4,442,360	0.51%	5,619,099	0.42%	4,409,800	0.53%
Non-interest bearing demand deposits	1,285,509		1,036,173		1,250,913		1,014,061
Other liabilities	62,323		42,572		92,258		41,597
Shareholders' equity	1,108,616		787,672		1,037,494		773,294
Total Liabilities and Shareholders' Equity	$ 8,399,860		$ 6,308,777		$ 7,999,764		$ 6,238,752
Taxable equivalent net interest spread		3.28%		3.47%		3.36%		3.51%
Taxable equivalent net interest margin		3.36%		3.58%		3.44%		3.62%

(1) Gross of allowance for loan losses and net of unearned income. Includes non-accrual and loans held for sale.
Loan fees included in interest income on loans are $40 thousand and $0.8 million for the three months ended September 30, 2015 and 2014, respectively, and
$0.8 million and $2.5 million for the nine months ended September 30, 2015 and 2014, respectively.
Additionally, loan accretion included in interest income on loans acquired from prior acquisitions was $1.1 million and $0.4 million for the three months ended September 30, 2015 and 2014, respectively, and $3.0 million and $1.1 million for the nine months ended September 30, 2015 and 2014, respectively, while accretion on interest bearing liabilities acquired from the prior acquisitions was $0.8 and $0.2 million for the three months ended September 30, 2015 and 2014, respectively, and $2.7 million and $0.6 million for the nine months ended September 30, 2015 and 2014, respectively.
(2) Average yields on available-for-sale securities are calculated based on amortized cost.
(3) Taxable equivalent basis is calculated on tax-exempt securities using a rate of 35% for each period presented.
(4) Interest income on other earning assets includes $0.6 million of a special dividend from FHLB Pittsburgh for the nine months ended September 30, 2015 and $0.5 million of interest on a federal income tax refund for the nine months ended September 30, 2014.

WESBANCO, INC.
Consolidated Selected Financial Highlights					Page 9
(unaudited, dollars in thousands, except shares and per share amounts)
	Quarter Ended
Statement of Income	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,
Interest income	2015	2015	2015	2014	2014
Loans, including fees	$ 51,876	$ 52,316	$ 47,713	$ 43,491	$ 43,399
Interest and dividends on securities:
Taxable	10,251	10,043	8,498	7,181	7,375
Tax-exempt	4,535	4,052	3,533	3,356	3,413
Total interest and dividends on securities	14,786	14,095	12,031	10,537	10,788
Other interest income	273	318	635	157	116
Total interest and dividend income	66,935	66,729	60,379	54,185	54,303
Interest expense
Interest bearing demand deposits	517	485	422	400	399
Money market deposits	485	490	456	483	487
Savings deposits	165	163	148	134	135
Certificates of deposit	2,662	2,869	2,872	2,980	3,254
Total interest expense on deposits	3,829	4,007	3,898	3,997	4,275
Federal Home Loan Bank borrowings	1,650	949	557	318	264
Other short-term borrowings	89	92	75	78	348
Junior subordinated debt owed to unconsolidated subsidiary trusts	758	888	894	806	805
Total interest expense	6,326	5,936	5,424	5,199	5,692
Net interest income	60,609	60,793	54,955	48,986	48,611
Provision for credit losses	1,798	2,681	1,289	1,880	1,478
Net interest income after provision for credit losses	58,811	58,112	53,666	47,106	47,133
Non-interest income
Trust fees	5,127	5,476	6,053	5,115	5,096
Service charges on deposits	4,425	4,249	3,652	4,028	4,170
Electronic banking fees	3,849	3,496	3,325	3,159	3,268
Net securities brokerage revenue	1,996	1,842	2,059	1,389	1,701
Bank-owned life insurance	1,021	989	1,251	1,037	882
Net gains on sales of mortgage loans	779	407	272	426	550
Net securities gains	47	-	22	147	581
Net (loss) / gain on other real estate owned and other assets	(18)	152	122	212	(1,167)
Other income	960	1,461	1,434	1,047	1,573
Total non-interest income	18,186	18,072	18,190	16,560	16,654
Non-interest expense
Salaries and wages	19,832	19,300	18,357	16,707	17,331
Employee benefits	6,028	6,807	7,316	5,229	5,051
Net occupancy	3,533	3,243	3,490	2,857	2,916
Equipment	3,731	3,017	2,973	3,008	2,837
Marketing	1,514	1,715	965	1,250	1,276
FDIC insurance	1,064	1,040	910	833	786
Amortization of intangible assets	815	944	566	466	477
Restructuring and merger-related expense	185	1,115	9,733	1,309	-
Other operating expenses	10,279	9,408	9,131	10,313	8,589
Total non-interest expense	46,981	46,589	53,441	41,972	39,263
Income before provision for income taxes	30,016	29,595	18,415	21,694	24,524
Provision for income taxes	7,768	7,962	4,528	5,182	6,358
Net Income	$ 22,248	$ 21,633	$ 13,887	$ 16,512	$ 18,166

Taxable equivalent net interest income	$ 63,051	$ 62,975	$ 56,857	$ 50,793	$ 50,449

Per common share data
Net income per common share - basic	$ 0.58	$ 0.56	$ 0.40	$ 0.56	$ 0.62
Net income per common share - diluted	$ 0.58	$ 0.56	$ 0.40	$ 0.56	$ 0.62
Dividends declared	$ 0.23	$ 0.23	$ 0.23	$ 0.22	$ 0.22
Book value (period end)	$ 28.97	$ 28.42	$ 28.38	$ 26.90	$ 26.94
Tangible book value (period end) (1)	$ 16.27	$ 15.72	$ 15.67	$ 16.09	$ 16.10
Average common shares outstanding - basic	38,523,593	38,472,229	34,393,137	29,291,440	29,280,648
Average common shares outstanding - diluted	38,556,995	38,531,700	34,478,335	29,383,506	29,360,880
Period end common shares outstanding	38,517,542	38,519,170	38,449,812	29,298,188	29,283,675
Full time equivalent employees	1,637	1,667	1,713	1,448	1,435

(1) See non-GAAP financial measures for additional information relating to the calculation of this item.

WESBANCO, INC.
Consolidated Selected Financial Highlights									Page 10
(unaudited, dollars in thousands)
	Quarter Ended
	Sept. 30,		June 30,		Mar. 31,		Dec. 31,		Sept. 30,
Asset quality data	2015		2015		2015		2014		2014
Non-performing assets:
Troubled debt restructurings - accruing	$ 12,030		$ 12,958		$ 17,330		$ 12,066		$ 12,222
Non-accrual loans:
Troubled debt restructurings	12,661		13,140		9,224		5,420		5,496
Other non-accrual loans	28,633		35,064		32,150		33,398		31,275
Total non-accrual loans	41,294		48,204		41,374		38,818		36,771
Total non-performing loans	53,324		61,162		58,704		50,884		48,993
Other real estate and repossessed assets	6,062		6,168		6,226		5,082		4,695
Total non-performing assets	$ 59,386		$ 67,330		$ 64,930		$ 55,966		$ 53,688

Past due loans (1):
Loans past due 30-89 days	$ 12,422		$ 10,320		$ 12,003		$ 9,347		$ 10,745
Loans past due 90 days or more	6,079		2,471		1,031		2,288		3,147
Total past due loans	$ 18,501		$ 12,791		$ 13,034		$ 11,635		$ 13,892

Criticized and classified loans (2):
Criticized loans	$ 32,253		$ 28,280		$ 40,659		$ 34,288		$ 39,553
Classified loans	49,204		54,645		52,295		46,851		48,004
Total criticized and classified loans	$ 81,457		$ 82,925		$ 92,954		$ 81,139		$ 87,557

Loans past due 30-89 days / total portfolio loans	0.25%		0.21%		0.25%		0.23%		0.27%
Loans past due 90 days or more / total portfolio loans	0.12		0.05		0.02		0.06		0.08
Non-performing loans / total portfolio loans	1.08		1.24		1.20		1.25		1.22
Non-performing assets/total portfolio loans, other
real estate and repossessed assets	1.20		1.36		1.33		1.37		1.33
Non-performing assets / total assets	0.70		0.80		0.79		0.89		0.86
Criticized and classified loans / total portfolio loans	1.65		1.68		1.91		1.99		2.17

Allowance for loan losses
Allowance for loan losses	$ 41,624		$ 43,419		$ 44,173		$ 44,654		$ 45,029
Provision for credit losses	1,798		2,681		1,289		1,880		1,478
Net loan and deposit account overdraft charge-offs	3,768		3,108		1,747		2,332		2,193

Annualized net loan charge-offs /average loans	0.30%		0.25%		0.16%		0.23%		0.22%
Allowance for loan losses / total portfolio loans	0.84%		0.88%		0.91%		1.09%		1.12%
Allowance for loan losses / non-performing loans	0.78	x	0.71	x	0.75	x	0.88	x	0.92	x
Allowance for loan losses / non-performing loans and
loans past due	0.58	x	0.59	x	0.62	x	0.71	x	0.72	x

	Quarter Ended
	Sept. 30,		June 30,		Mar. 31,		Dec. 31,		Sept. 30,
	2015		2015		2015		2014		2014
Capital ratios
Tier I leverage capital	9.39%		9.29%		10.62%		9.88%		9.70%
Tier I risk-based capital	13.69		13.47		14.09		13.76		13.56
Total risk-based capital	14.48		14.30		14.92		14.81		14.62
Common equity tier 1 capital ratio (CET 1)	11.93		11.71		11.49
Average shareholders' equity to average assets	13.20		13.29		12.71		12.73		12.49
Tangible equity to tangible assets (3)	7.87		7.68		7.78		7.88		7.91

(1) Excludes non-performing loans.
(2) Criticized and classified loans may include loans that are also reported as non-performing or past due.
(3) See non-GAAP financial measures for additional information relating to the calculation of this ratio.

NON-GAAP FINANCIAL MEASURES							Page 11
The following non-GAAP financial measures used by WesBanco provide information useful to investors in understanding WesBanco’s operating performance and trends, and facilitate comparisons with the performance of WesBanco’s peers. The following tables summarize the non-GAAP financial measures derived from amounts reported in WesBanco’s financial statements.

	Three Months Ended					Year to Date
	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	Sept. 30,
(unaudited, dollars in thousands, except shares and per share amounts)	2015	2015	2015	2014	2014	2015	2014
Return on average tangible equity:
Net income (annualized)	$ 88,267	$ 86,770	$ 56,319	$ 65,510	$ 72,072	$ 77,225	$ 71,478
Plus: amortization of intangibles (annualized) (1)	2,102	2,462	1,491	1,202	1,230	2,021	1,264
Net income before amortization of intangibles (annualized)	90,369	89,232	57,810	66,712	73,302	79,246	72,742

Average total shareholders' equity	1,108,616	1,100,302	956,836	801,579	787,672	1,037,494	773,294
Less: average goodwill and other intangibles, net of def. tax liability	(488,726)	(447,709)	(412,454)	(317,061)	(317,368)	(426,557)	(317,678)
Average tangible equity	$ 619,890	$ 652,593	$ 544,382	$ 484,518	$ 470,304	$ 610,937	$ 455,616

Return on average tangible equity	14.58%	13.67%	10.62%	13.77%	15.59%	12.97%	15.97%

Efficiency ratio:
Non-interest expense	$ 46,981	$ 46,589	$ 53,441	$ 41,972	$ 39,263	$ 147,029	$ 119,661
Less: restructuring and merger-related expense	(185)	(1,115)	(9,733)	(1,309)	-	(11,033)	-
Non-interest expense excluding restructuring and merger-related expense	46,796	45,474	43,708	40,663	39,263	135,996	119,661

Net interest income on a fully taxable equivalent basis	63,051	62,975	56,857	50,793	50,449	182,893	149,754
Non-interest income	18,186	18,072	18,190	16,560	16,654	54,440	51,944
Net interest income on a fully taxable equivalent basis plus non-interest income	$ 81,237	$ 81,047	$ 75,047	$ 67,353	$ 67,103	$ 237,333	$ 201,698
Efficiency Ratio	57.60%	56.11%	58.24%	60.37%	58.51%	57.30%	59.33%

Net Income, excluding after-tax merger-related expenses:
Net income	$ 22,248	$ 21,633	$ 13,887	$ 16,512	$ 18,166	$ 57,760	$ 53,462
Add: After-tax merger-related expenses (1)	120	725	6,326	851	-	7,171	-
Net income, excluding after-tax merger-related expenses	$ 22,368	$ 22,358	$ 20,213	$ 17,363	$ 18,166	$ 64,931	$ 53,462

Net Income, excluding after-tax merger-related expenses per diluted share:
Net income per diluted share	$ 0.58	$ 0.56	$ 0.40	$ 0.56	$ 0.62	$ 1.55	$ 1.82
Add: After-tax merger-related expenses per diluted share (1)	-	0.02	0.19	0.03	-	0.20	-
Net income, excluding after-tax merger-related expenses per diluted share	$ 0.58	$ 0.58	$ 0.59	$ 0.59	$ 0.62	$ 1.75	$ 1.82

	Period End
	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,
	2015	2015	2015	2014	2014
Tangible book value:
Total shareholders' equity	$ 1,115,742	$ 1,094,653	$ 1,091,384	$ 788,190	$ 788,784
Less: goodwill and other intangible assets, net of def. tax liability	(488,893)	(488,949)	(488,911)	(316,914)	(317,217)
Tangible equity	626,849	605,704	602,473	471,276	471,567

Common shares outstanding	38,517,542	38,519,170	38,449,812	29,298,188	29,283,675

Tangible book value	$ 16.27	$ 15.72	$ 15.67	$ 16.09	$ 16.10

Tangible equity to tangible assets:
Total shareholders' equity	$ 1,115,742	$ 1,094,653	$ 1,091,384	$ 788,190	$ 788,784
Less: goodwill and other intangible assets, net of def. tax liability	(488,893)	(488,949)	(488,911)	(316,914)	(317,217)
Tangible equity	626,849	605,704	602,473	471,276	471,567

Total assets	8,452,430	8,375,419	8,233,279	6,296,565	6,278,494
Less: goodwill and other intangible assets, net of def. tax liability	(488,893)	(488,949)	(488,911)	(316,914)	(317,217)
Tangible assets	$ 7,963,537	$ 7,886,470	$ 7,744,368	$ 5,979,651	$ 5,961,277

Tangible equity to tangible assets	7.87%	7.68%	7.78%	7.88%	7.91%